Exhibit 99.1

PRESS RELEASE

Beverly Hills Bancorp Inc.

23901 Calabasas Road., Ste. 1050

Calabasas, CA 91302

Contact Information:	Larry B. Faigin
Chairman of the Board
800.515.1616
818.223.5474
larry.faigin@bhbc.com

Joseph W. Kiley III
President and Chief Executive Officer
First Bank of Beverly Hills
800.515.1616
818.223.5418
joe.kiley@fbbh.com

Beverly Hills Bancorp Inc. Announces Bank Charter Conversion

CALABASAS, CA - (BUSINESS WIRE) – September 1, 2005 – Beverly Hills Bancorp Inc. (NASDAQ-NNM:BHBC) announced today that the Company’s banking subsidiary, First Bank of Beverly Hills, F.S.B. (“the Bank”), has converted its charter to a state commercial bank effective September 1, 2005. The Bank’s name will remain First Bank of Beverly Hills with the exception of eliminating the Federal Savings Bank (“F.S.B.”) reference.

Beverly Hills Bancorp Inc. is a financial holding company that conducts banking operations through its wholly-owned subsidiary, First Bank of Beverly Hills, with branch offices located in Beverly Hills and Calabasas, CA, and mortgage investment operations through its investment subsidiary, WFC Inc.

For further information, please see our website (www.bhbc.com) for our 10-Q Report and related communications.

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